U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  March 17, 2010

Paxton Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada (state of incorporation)	033-19411-C (Commission File Number)	20-1399613 (IRS Employer I.D. Number)

295 Highway 50, Suite 2
Lake Village Professional Building
Stateline, Nevada 89449
                 (775) 749-5793
Mailing Address:  PO Box 1148, Zephyr Cove, NV 89448-1148
(Address and telephone number of registrant's principal
executive offices and principal place of business)

2533 Carson Street, Suite 6232
Carson City, NV   89706
                   (775) 841-5049
Former Address

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 17, 2010 the Registrant (Paxton Energy, Inc.) and a non-affiliated individual, Charles Volk of San Francisco, California, entered into an agreement that provides the following:

o
a change of control of the registrant, with Mr. Volk and his nominees obtaining the ownership of a majority of the outstanding shares of the registrant and the resignation of Robert Freiheit and Tom Manz as directors and officers.

o	the restructuring of capital, stock and finances of Registrant by taking the following actions:

o	the reaching of an agreement with the Registrant’s secured creditors to extend the due date of approximately $330,000 of debt to August 31,2010 and to bring all interest current

o	the conversion of approximately $637,000 of Registrant’s debt to common stock at the rate of $0.05 a share providing for the issuance of approximately 12,757,380 common shares

o	an initial reverse stock split (a stock consolidation) of 1 new share for each 3 shares outstanding

o	after the initial reverse stock split, the conversion of 1,644,250 common stock options to 1,644,250 shares of common stock, and

o
after the initial reverse stock split the issuance of 300,000 shares of common stock to a nominee of Whale Haven Inc., one of the Registrant’s largest shareholders, that will be appointed a director of the Registrant and 300,000 to another person nominated by Charles Volk that will be appointed a director,

o	with the result that there will be approximately 22,500,000 shares of common stock outstanding, which shares will then be consolidated by a subsequent reverse stock split into 10 million shares,

o	in contemplation of the restructuring above, the Registrant will be authorized to undertake the issuance or offering of the following new shares, not subject to the reverse splits –

•
issue 62,700,000 shares of post-consolidation common stock to Mr. Volk in consideration of his transfer to the registrant of producing and non-producing oil and gas properties with minimum net tangible worth of $2,000,000 , and an annual net cash flow  of $1,000,000

•	offer 3.3 million shares of common stock to an investment banker,

•	offer for sale up to 4 million Units at $0.05 a Unit, each Unit consisting of one share of common stock and ½ a common stock purchase warrant exercisable at $0.15 a warrant share, and

•
subsequent to the sale of the foregoing Units, offer for sale up to 20 million Units at $0.15 a Unit, each Unit consisting of one share of common stock and ½ a common stock purchase warrant exercisable at $0.45 a warrant share

A successful transaction is dependent on meeting a number of conditions precedent including the approval of the reverse splits by the shareholders and the obtaining of regulatory approval.

The agreement contains other provisions common to transactions such as this.

Item 5.01  Changes in Control of Registrant.

On March 17, 2010 a change in control of the registrant occurred.  In Item 1.01 above, there is described the registrant’s entry into a material definitive agreement (the “Agreement”).  Provisions of the Agreement contemplate a change in control based upon the issuance, after a 1-for-3 common stock consolidation of the registrant occurs, of 62,700,000 shares of common stock to Mr. Charles Volk in exchange for certain producing oil and natural gas properties to be assigned by Volk to the registrant.  However, the change of control occurred the same day as the signing of the Agreement simply by the resignation of Robert Freiheit and Tom Manz as directors and officers of the registrant and their appointing two new directors to fill an earlier vacancy created by the resignation of a director and the vacancy created on March 17, 2010 by Director Tom Manz’s resignation.

These two new directors are Mr. Charles Volk and Mr. James Burden.  Director Robert Freiheit then resigned, and his vacancy as a director was filled by Volk’s and Burden’s election of Cliff Henry to be a director.  No shares of common stock were issued as part of this change of control, and no producing oil and gas properties were transferred yet to the registrant by Volk.

The new directors elected Charles F. Volk, Jr. to be the registrant’s new Chief Executive Officer, Chairman of the Board and Treasurer of the registrant and elected James E. Burden to be the registrant’s new President and Secretary.  The new directors state that they will proceed to effectuate the Agreement described above in Item 1.01.

There are no other arrangements known to the new management, the operation of which may at a subsequent date result in a further change in control of the recipient.

Item 5.02  Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

See Item 5.01 above for a description of the circumstances whereby Robert Freiheit and Tom Manz resigned as directors and officers of the registrant and Charles Volk, James Burden and Cliff Henry were elected directors to fill vacancies on the Board of Directors and Volk and Burden were elected to certain offices of the registrant.  The following sets forth certain information concerning the new executive officers of the registrant.

Person	Position	Term of Office

Charles F. Volk, Jr., 50	CEO,	June 30, 2010
	Chairman of Board,	June 30, 2010
	Treasurer	June 30, 2010

James E. Burden, 70	President,	June 30, 2010
	Secretary	June 30, 2010

There is no family relationship between any director or executive officer.

Business Experience.

Charles F. Volk, Jr.   Mr. Volk holds B.S. degree in Business Administration from the Menlo School of Business Administration in Menlo Park, CA. (1981) Mr. Volk brings more than twenty-seven years of professional experience:

Currently Chairman of Bermuda Segregated Funds, Ltd. an open end Mutual
Fund in Bermuda.

•	Osage Energy Corporation-Chairman & President 2004-2007
Oil and Gas exploration and Production Company headquartered in Oklahoma City. Company shares are traded on the Bulletin Board in the U.S. under the symbol OEDV. Market Capitalization today of $35,000,000.

•	Private Investor-Mercator Minerals, Ltd.
From 2000-2004 Mr. Volk served seed investor and co-founder in an operating Copper Mine in Arizona. Company shares are traded on the Toronto Stock Exchange under the ML, Market Capitalization today of .

•	Cyril Petrochemical Corporation Managing Director
From 1997-2000 Mr. Volk held the position of Managing Director for Cyril Petrochemical Corporation. Cyril Petrochemical Corporation owns an oilrefinery in Cyril, Oklahoma. The company had environmental and debt structuring problems which Mr. Volk helped resolve.

•
Norman Capital, Inc. Managing Director
From 1992-1997 Mr. Volk operated as Managing Director for NormanCapital, Inc. Norman Capital, Inc. is a consulting firm specializing in Investment Banking services for small and mid-size companies. The company has worked primarily with natural resource companies, organizing private placements and public financings, asset and debt restructurings and investor relations in the U.S. and Canada.

•	Gold Circle Mines, Inc. President
From 1983-1991 Mr. Volk operated as President of Gold Circle Mines, Inc. Gold Circle Mines, Inc. is a company engaged in acquisition and development of gold mining properties in the state of Nevada. Activities included acquisition of a competitor; reverse takeovers and takeovers of affiliate companies; organization of $10 million aggregate funding for companies which included partnerships, joint-ventures, private placements, convertible debentures, loans and Initial Public Offerings in the U.S. and Canada.

•	Oil & Gas Partnerships General Partner
From 1981-1993 Mr. Volk Promoted wells drilled in Texas utilizing existing tax deductions. 75% payback rate on completion of wells drilled during that period.

Additional participation in management and marketing of Esilux Corporation, an international marketer and distributor of specialized industrial safety systems. Creation of original business plan for marketing to public sector.

James Burden, J.D.   Mr. Burden has forty years of experience in corporate finance, law practice, and business operations. After a lengthy legal career in which he functioned in both a legal and business capacity, in 2001, Mr. Burden ceased the practice of law and concentrated full efforts to business activities for his own account. He has co-founded, operated, and served as an officer, director or management committee member of a variety of companies, including a number of oil exploration companies. He was a principal and management committee member of Judgment Oil & Gas, Luling, TX, a production company with over 145 wells. He co-founded and was a managing general partner of AusTex Oil & Gas, Luling, TX, an oil exploration company, which was funded by Mr. Burden and two others with personal, not syndicated, funds.

Mr. Burden is President and the majority owner of Dorset Capital, LLC, a company that facilitates the formation and financing of companies both in the U.S. and in the United Kingdom. U.S. companies include KineMed, Inc. (www.kinemed.com) where he was a co-founding director, stockholder, and was Chief Operations Officer from 2001 to 2005, and helped grow the company from a start-up to over 55 employees. He is currently back working with KineMed as counsel and helping to position the company for acquisition. Other U.S. companies co-founded and developed by Mr. Burden include Emiliem, Inc. (www.emiliem.com), where he currently is a director and officer and Info4cars, Inc., which he co-founded and grew to annual revenues of $11m before the company was sold. As an underwriting member of Lloyds of London, starting in the early 1980’s, Mr. Burden established U.K. business relationships and co-founded a number of U.K. companies and was a cofounding director of the Gloucestershire Innovation Centre, Ltd., in Cheltenham, England, and EuroGen Pharmaceuticals, Ltd., company affiliated with a NASDAQ-listed U.S. company. He remains active in U.K. business and currently acts as an advisor to a number of U.K. companies.

Mr. Burden received a B.S. degree from the School of Business Administration (Haas School of Business), University of California, Berkeley, and a J.D. degree from the University of California, Hastings College of Law. He did post- J.D. graduate work at the Graduate School of Law, University of Southern California and is an active member of the California State Bar. Mr. Burden is the author of a number of articles and publications and has lectured at the University of California, Haas School of Business, Berkeley. Mr. Burden’s affiliations include: Institute of Directors, London; The Naval Club, London; St. Andrews Golf Club, Fife, Scotland, The University Club, San Francisco, and The Faculty Club, University of California, Berkeley.

Cliff Henry.  Mr. Henry has over forty years of experience in all areas of finance and investments.  After spending a number of years in banking he became involved in the investing area as an outgrowth of his personal investments.

He is currently President and Chief Investment Officer of CWH Associates, Inc., an investment firm he founded in 1989.  CWH manages Worthington Growth L.P., an investment fund specializing in long term investing in early stage high growth companies in specific sectors such as energy, both conventional and alternative, technology, education, and life sciences, including biotechnology and stem cell companies.

Originally focused on domestic, public companies, the firm has expanded into international investing, primarily South East Asia, and is also involved in private company investments as well.

Prior to founding CWH, Mr. Henry was a founder, principal and member of the Investment Committee at Dawson-Henry Capital Management.  During that time, Mr. Henry also served as a General Partner of Southport Management L.P., an investment partnership for individuals managed by Dawson-Henry.  Mr. Henry’s responsibilities at Southport Management included direction of overall investment policies with special emphasis on emerging growth, financial and consumer groups.  In addition, Mr. Henry was responsible for the research and implementation of a real time valuation model for the general market and individual stocks.

Immediately before Dawson-Henry, Mr. Henry managed the equity portfolio for the JCPenney Insurance Company, and was a member of the Investment Policy Committee.

Mr. Henry has served as a consultant, advisor or member of the board for several companies.  Currently he is a director of Array Connector Company, a private Miami, Florida, based manufacturer of application specific connectors for military and commercial companies.  He is a consultant to Spare Backup Company, a Palm Desert, California supplier of cloud computing based initiatives for backing up computing systems for individuals and small businesses.  He is a partner and advisor to Vietnam Partners, an investment partnership with numerous investments both public and private in Vietnam, Laos, and Cambodia.  He is President of the Board of Trustees of the Clay Art Center, Port Chester, New York.

Mr. Henry has a B.A. from Princeton University, and an M.B.A. in Finance from Columbia University.

Certain Transactions.

There are no transactions, other than the transactions described in Items 1.01, 5.01 and 5.02 above, since the beginning of the registrant’s last fiscal year, or any currently proposed transactions, in which the registrant was or is to be a participant in which any related person will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2010	PAXTON ENERGY, INC.

/s/ Charles Volk
By Charles Volk, Chief Executive Officer